SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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First United Corporation

(Name of Registrant as Specified in Its Charter)

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FIRST UNITED CORPORATION

19 South Second Street

P.O. Box 9

Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 27, 2015

To Shareholders of First United Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the “Corporation”) will be held at The Wisp Resort, 296 Marsh Hill Road, McHenry, Maryland 21541. The meeting is scheduled for:

THURSDAY, MAY 14, 2015, at 10:00 a.m.

The purposes of the meeting are:

1.	To vote on the election of the four (4) nominees named in the attached Proxy Statement and form of Proxy to serve on the Board of Directors until the 2018 annual meeting of shareholders and until their successors are elected and qualified.

2.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2015.

3.	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2014.

4.	To recommend, by a non-binding advisory vote, the frequency of future Say-on-Pay Votes (every 1 year, every 2 years or every 3 years).

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed February 27, 2015 as the record date for purposes of determining shareholders who are entitled to notice of and to vote at the Annual Meeting of Shareholders.

Anyone acting as proxy agent for a shareholder must present a Proxy that has been properly executed by the shareholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Corporation’s Amended and Restated Bylaws, as amended.

By order of the Board of Directors

CARISSA L. RODEHEAVER

Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNITED CORPORATION

19 South Second Street

P.O. Box 9

Oakland, Maryland 21550-0009

(800) 470-4356

PROXY STATEMENT

This Proxy Statement and the accompanying Proxy Card is furnished in connection with the solicitation by the Board of Directors of First United Corporation (the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 14, 2015, at 10:00 a.m. at The Wisp Resort, 296 Marsh Hill Road, McHenry, Maryland 21541, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Corporation personally or by telephone, electronic mail and/or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Corporation may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this Proxy Statement and the related Proxy Card will be sent or given to shareholders is March 27, 2015.

As used in this Proxy Statement, the terms “the Corporation”, “we”, “us”, and “our” refer to First United Corporation and its consolidated subsidiaries unless the context clearly requires otherwise.

OUTSTANDING SHARES; VOTING RIGHTS; QUORUM AND REQUIRED VOTE

Shareholders of record at the close of business on February 27, 2015 (the “Record Date”) of issued and outstanding shares of the Corporation’s common stock, par value $.01 per share (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 6,238,598 shares of the Common Stock were issued and outstanding. Each share is entitled to one vote on each matter submitted to shareholders.

The presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Directors are elected by the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. Accordingly, the withholding of a vote for a director nominee, as described in Proposal 1, will constitute a vote against that nominee, but a broker non-vote with respect to the election of directors will have no impact on the outcome of that vote. The ratification of the appointment of the Corporation’s independent registered public accounting firm, as described in Proposal 2, and the adoption of the non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2014 (the “Say-on-Pay Vote”), as described in Proposal 3, each require the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. The recommendation, by non-binding advisory vote, regarding the frequency of future Say-on-Pay Votes, as described in Proposal 4, will be determined based on the option (every one year, every two years or every three years) that receives a majority of all votes cast on the proposal. Accordingly, an abstention or a broker non-vote with respect to Proposal 2, Proposal 3 or Proposal 4 will have no impact on the outcome of those proposals. Except in cases of certain extraordinary matters for which the Corporation’s governing instruments or applicable law require a different proportion, the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting is sufficient to approve any motion that comes before the meeting pursuant to Proposal 5, as described in this Proxy Statement. Abstentions and broker non-votes with respect to any motion that comes before the meeting pursuant to Proposal 5 (other than certain extraordinary matters as discussed above) will have no impact on the outcome of the vote on such motion.

All properly executed Proxies received pursuant to this solicitation will be voted as directed by the shareholders in their Proxies. If no direction is given in your Proxy, then, subject to the procedures governing broker non-votes (see “Methods of Voting” below), your shares will be voted FOR ALL NOMINEES named in Proposal 1, FOR ratification of the appointment of the Corporation’s independent registered public accounting firm named in Proposal 2, FOR adoption of the non-binding advisory resolution approving the compensation paid to the Corporation’s named executive officers for 2014 as described in Proposal 3, that future Say-on-Pay Votes be held every 1 YEAR in Proposal 4, and in the discretion of the proxies as to any other matters that may properly come before the meeting, as described in Proposal 5.

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Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (i) the execution of a later dated Proxy; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Carissa L. Rodeheaver, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2015 Annual Meeting. Any shareholder who attends the 2015 Annual Meeting and revokes his/her proxy may vote in person. However, attendance by a shareholder at the 2015 Annual Meeting alone will not have the effect of revoking that shareholder’s validly executed Proxy.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2015 Annual Meeting in four ways:

•	By completing the accompanying Proxy Card and returning it to the Corporation at the address noted on the Proxy Card;
•	By submitting your vote telephonically;
•	By submitting your vote electronically via the Internet; or
•	By attending the 2015 Annual Meeting and casting your vote in person.

For the 2015 Annual Meeting, the Corporation is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Instead of submitting the accompanying Proxy Card by mail, shareholders may vote by telephone or via the Internet by following the procedures described on the Proxy Card. To vote via telephone or the Internet, please have the Proxy Card in hand, and call the number or go to the website listed on the Proxy Card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

Please note that if you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), your broker, bank or other nominee will not vote your shares of Common Stock (a “broker non-vote”) unless you provide voting instructions to your broker, bank or other nominee. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee when it sends this proxy statement to you. You may not vote shares held in street name by returning a proxy card directly to the Corporation or by voting in person at your annual meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker or nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 14, 2015

This Proxy Statement, the accompanying Proxy Card, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2014) are available at http://www.edocumentview.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Corporation’s Directors, Director nominees and named executive officers (as defined below under “REMUNERATION OF EXECUTIVE OFFICERS”); and (iii) all Directors, Director nominees and executive officers of the Corporation as a group. Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percentages shown for 2015 were calculated based on 6,238,598 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of the Record Date. Except as otherwise noted, the address of each person named below is the address of the Corporation. So that shareholders can see how beneficial ownership has changed since the record date for the 2014 annual meeting of shareholders, the table also provides beneficial ownership as of February 28, 2014, which was the record date for the 2014 annual meeting of stockholders. The 2014 information was derived from the beneficial ownership table that appeared in the Corporation’s definitive proxy statement for the 2014 annual meeting of shareholders and, as noted above, is based on ownership as of the record date for that meeting.

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	2015			2014
	Common Stock Beneficially Owned as of 02-27-2015		Percent of Outstanding Common Stock	Common Stock Beneficially Owned as of 02-28-2014
Directors, Nominees and Named Executive Officers:
John F. Barr	5,138		*	3,000
Brian R. Boal	1,645		*	645
M. Kathryn Burkey	28,292	(1)	*	24,692
William B. Grant	29,325	(2)	*	23,825
Robert W. Kurtz	9,221	(3)	*	8,221
John W. McCullough	17,211		*	15,073
Elaine L. McDonald	22,340	(4)	*	21,340
Donald E. Moran	157,452	(5)	2.5%	150,314
Carissa L. Rodeheaver	1,215	(6)	*	1,215
Gary R. Ruddell	9,597	(7)	*	8,597
I. Robert Rudy	45,767	(8)	*	44,767
Keith Sanders	1,929		*	1,929
Marisa A. Shockley	1,000		*	0
Richard G. Stanton	20,688	(9)	*	19,461
Robert G. Stuck	9,121		*	8,121
H. Andrew Walls	46,680	(10)	*	44,502

Directors, Nominees & Executive Officers as a group (16 persons)	406,621		6.5%	375,702

5% Beneficial Owners:

United States Department of the Treasury 1500 Pennsylvania Avenue, NW Washington, D.C. 20220	326,323	(11)	5.2%	326,323

Total	732,944		11.7%	702,025

Notes:

*	Less than 1.0%.
(1)	Includes 247 shares owned by spouse.
(2)	Includes 6,887 shares owned jointly with spouse, six shares owned by daughter, 2,425 shares owned in a 401(k) plan, 405 shares owned by spouse’s IRA, 219 shares owned by spouse and daughter, and 19,000 shares of phantom stock held in a deferred compensation plan account (“Phantom Stock”). Each share of Phantom Stock represents a deemed investment of deferred compensation funds in one share of Common Stock and gives the officer the right to receive one share of Common Stock or the cash value thereof following the officer’s separation from service with the Corporation. The officer may transfer the funds held in the plan account into an alternative deemed investment option at any time.
(3)	Includes 3,027 owned jointly with spouse.
(4)	Includes 230 shares held by spouse’s IRA, 5,001 shares held in trust of which Mrs. McDonald is a beneficiary, and 1,000 shares held by grantor trust of which Mrs. McDonald is trustee and beneficiary, which shares are pledged to secure a line of credit.
(5)	Includes 55,000 owned by spouse.
(6)	Includes 283 shares held jointly with spouse, 17 shares held by spouse for benefit of a minor child, and 790 shares held in a 401(k) plan account.

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(7)	Includes 520 shares owned by Ruddell, LLC of which Mr. Ruddell is owner.
(8)	Includes 905 shares owned jointly with spouse, 6,815 shares owned by spouse, 4,229 shares owned by daughters, and 2,000 shares of Phantom Stock in a deferred compensation plan account.
(9)	Includes 9,008 shares owned jointly with spouse and 1,748 shares held in spouse’s IRA.
(10)	Includes 14,715 shares owned by Morgantown Printing and Binding, Inc. of which Mr. Walls is owner.
(11)	Amount represents shares that may be acquired upon exercise of a fully-vested common stock purchase warrant.

ELECTION OF DIRECTORS (Proposal 1)

Directors are divided into three classes, as nearly equal in number as possible, with respect to the time for which the Directors may hold office. Except for Preferred Stock Directors (as defined below), each Director is elected to hold office for a term of three years, and the terms of one class of Directors expire each year. The terms of Class II Directors expire this year, the terms of Class III Directors expire in 2016, and the terms of Class I Directors expire in 2017. In all cases, Directors serve until their successors are duly elected and qualify. The number of Directors who shall serve on the Board is currently set at 17, but only 15 Directors currently serve on the Board.

At this year’s Annual Meeting, shareholders will be asked to vote on the election of Robert W. Kurtz, Elaine L. McDonald, Gary R. Ruddell, and Carissa L. Rodeheaver to the Board.  Donald E. Moran, a current Class II Director, is retiring from the Board at the conclusion of the 2015 Annual Meeting and will not be standing for re-election.  Messrs. Kurtz and Ruddell and Mss. McDonald and Rodeheaver were elected by shareholders at the 2012 annual meeting of shareholders and are standing for re-election.   In the event a nominee declines or is unable to serve as a Director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Board.

The holders of shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) are entitled, if declared by the Corporation’s Board of Directors, to quarterly cash dividends on each February 15th, May 15th, August 15th, and November 15th. Although the Board is not required to declare such dividends, the terms of the Series A Preferred Stock provide that the number of Directors who shall serve on the Board will be automatically increased by two if dividends have not been paid for an aggregate of six quarterly dividend periods or more, whether or not consecutive. Thereafter, holders of the Series A Preferred Stock, together with holders of any outstanding stock having voting rights similar to the Series A Preferred Stock, voting as a single class, will be entitled to fill the vacancies created by the automatic increase by electing up to two additional Directors (the “Preferred Stock Directors”) at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full (at which point the terms of the Preferred Stock Directors will terminate and the number of Directorships will be automatically reduced by two). The Corporation has deferred the payment of cash dividends on the Series A Preferred Stock for more than six quarterly dividend periods, since November 15, 2010. Although this deferral has caused the number of Directors to increase to 17, the holder of the outstanding shares of Series A Preferred Stock has not notified the Corporation of any intention to elect two Preferred Stock Directors. Accordingly, such Directorships will remain vacant. Proxies cannot be voted for a greater number of persons than the five (5) nominees named in this Proxy Statement and on the Proxy card.

Information about the principal occupations, business experience and qualifications of these nominees is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

The Board of Directors recommends that shareholders vote FOR ALL NOMINEES named above.

Class II Directors

(Term expires in 2018)

Name	Age
Robert W. Kurtz	68
Elaine L. McDonald	66
Gary R. Ruddell	67
Carissa L. Rodeheaver	49

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CONTINUING DIRECTORS

The following tables identify each Director of the Corporation whose term does not expire in 2015. Information about the principal occupations, business experience and qualifications of these continuing Directors is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

Nominees for Class III Directors

(Term expires in 2016)

Name	Age
M. Kathryn Burkey	64
I. Robert Rudy	62
Richard G. Stanton	75
Robert G. Stuck	68
H. Andrew Walls, III	54

Class I Directors

(Term expires in 2017)

Name	Age
John F. Barr	61
Brian R. Boal	42
William B. Grant	61
John W. McCullough	65
Marisa A. Shockley	50

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

In addition to bringing extensive knowledge of the communities served by the Corporation through their involvement with their communities, as business partners and volunteers, the Nominating Committee believes that all Director nominees and continuing Directors possesses a diverse balance of skills, business experience and expertise necessary to provide leadership to the Company. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each Director nominee and continuing Director that led the Nominating Committee to determine that such person should serve on the Board of Directors. All current Directors also serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.

John F. Barr possesses board of director experience from his service of five years as a member of the Corporation’s Advisory Council (as defined below in “CORPORATE GOVERNANCE MATTERS – Director Recommendations and Nominations”). Mr. Barr has a vast amount of business experience as the President and sole stockholder of Ellsworth Electric, Inc. and Ellsworth Electric of PA, Inc., which provide comprehensive electrical contractor and insulation services for residential, industrial and commercial customers throughout Maryland, Pennsylvania, Virginia, West Virginia and Delaware. He is very active in the Washington County, Maryland community, serving as the Vice President of the Washington County Maryland Board of County Commissioners, President’s Club of United Way of Washington County, Washington County Election Board, and Washington County Economic Development Council.

Brian R. Boal has served as an Advisory Council member for the Corporation for the past 4 years. He has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 13 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He serves as the Treasurer of many local organizations in his community of Garrett County.

M. Kathryn Burkey possesses substantial accounting and business experience gained through her education, her certification as a Certified Public Accountant, and her ownership and operation for the past 26 years of M. Kathryn Burkey, CPA, an accounting firm. She has gained director experience through her service as past Chairman of the Board of Western Maryland Health System, where she also served on its Compensation Committee, Audit Committee, and Finance Committee, and through her service as a Director of the Corporation and the Bank since 2005. She is also the past president of Maryland Association of Certified Public Accountants.

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William B. Grant is the Chairman of the Board and Chief Executive Officer (“CEO”) of the Corporation and the Bank. Mr. Grant has over 36 years of banking experience, which experience includes service as a Director of the Corporation and the Bank since 1995 and service as a director of the American Bankers Association. He has been named Chair of the Compensation Committee for the American Bankers Association for 2014. He is past Chair of the Maryland Bankers Association and the American Bankers Association Community Bankers Council. He also has legal expertise gained through the practice of law. Mr. Grant is a graduate of Stonier Graduate School of Banking and Northwestern Trust Graduate School. He is also a Certified Financial Planner.

Robert W. Kurtz has 37 years of banking experience through his service as past President, Chief Risk Officer, and CFO of the Corporation and its affiliates, as well as through his service as a Director of the Corporation and the Bank since 1990.

John W. McCullough, a retired partner of Ernst & Young, LLP, possesses substantial tax and accounting experience. He is a Certified Public Accountant and obtained his B.S. degree in accounting from the University of Maryland. Mr. McCullough has served as a Director of the Corporation and the Bank since 2004.

Elaine L. McDonald brings valuable knowledge of the local real estate industry to the Board that she gained as a realtor with Long and Foster Realtors. She also possesses substantial business experience gained through her ownership and operation for 24 years of Alpine Village, Inc., a successful motel and restaurant. She also has knowledge with fundraising activities for national and community based non-profits. Mrs. McDonald has served as a Director of the Corporation and the Bank since 1995.

Carissa L. Rodeheaver is the President, Chief Financial Officer (“CFO”), Secretary and Treasurer of the Corporation and the Bank and has been employed by the Corporation since 2004 and by the Bank since 1992. During her tenure at First United and prior to her current appointments, she has served as Trust Officer of the Bank, Assistant Vice President and Trust Sales Officer of the Bank, Trust Sales Officer of the Bank, Vice President and Trust Sales Officer of the Bank, Vice President and Trust Department Sales Manager of the Bank, Vice President and Assistant Chief Financial Officer of the Corporation and the Bank and Executive Vice President and Chief Financial Officer of the Corporation and the Bank. She has served as a Director of the Corporation and the Bank since November 2012. Mrs. Rodeheaver is a Certified Public Accountant, a Certified Financial Planner and a member of the Maryland Association of Certified Public Accountants and the American Institute for Certified Public Accountants, and she is a graduate of the Cannon Trust School, the Northwestern University Graduate Trust School and the Maryland Bankers School. She is currently serving in her second term on the board of directors of the Maryland Bankers Association, where she also serves on the Advisory Council of Professional Women in Banking and Finance. Locally, Mrs. Rodeheaver serves on the Board of the Garrett College Foundation, the Board of the Garrett County Economic Development Corporation, Treasurer for the Northern Garrett Athletic Boosters and she attends the Oak Grove Church of the Brethren. She continues her education and professional development by attending various conferences and workshops focused on financial accounting and management for the banking industry and is currently enrolled in the Executive Development Institute for Community Banks. In addition to her service with the Corporation and the Bank, Mrs. Rodeheaver owns and operates Rodeheaver Rentals, an unincorporated entity that owns and leases commercial and residential property, and several residential apartments that she leases to tenants.

Gary R. Ruddell obtained a B.A. degree in marketing from the University of Maryland and has also attended various Maryland Banking sessions. His business experience includes service as the president and chief executive officer of Total Biz Fulfillment, a successful logistical and back-office support services business. Mr. Ruddell is involved in his community and holds officer and director positions with various community organizations. He has served as a Director of the Corporation and the Bank since 2004.

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I. Robert Rudy has served as a Director of the Corporation and the Bank since 1992. His education includes a Bachelor of Business Administration degree from Ohio University. His vast business experience has been gained through his ownership and operation of I. R. Rudy’s, Inc., a retail apparel and sporting goods store. His director experience includes Chairman of the Board of Sports Specialists, Ltd, a national retail buying group, and as trustee of The Ohio University Foundation. He chairs the Foundation’s Real Estate Committee, Vice Chair of the Membership Committee, and the Vice Chair of the Finance Committee. Other boards associated with Ohio University include: Russ Holdings LLC, Russ North Valley Road LLC, Russ Research Center LLC all located in Dayton, Ohio and Housing for Ohio/Courtyard Apartments, Athens, Ohio. Mr. Rudy is President of the Board of The Ohio University Inn and Conference Center located in Athens, Ohio. He also has leadership experience gained from and involvement with various societies, boards and commissions, including the Ohio University College of Business Society of Alumni and Friends from 2003 to 2006, Ohio University College of Business Executive Advisory Board since 2006, Ohio University College of Business Global Competitive Program during 2008 through 2010 in Hungary and 2013 in Greece, Ohio University President’s CEO Roundtable, Maryland Fire Prevention Commission – Commissioner, Certified Level II Instructor for the Maryland Fire and Rescue Institute from 1978 to 1990, and Chairman of Oakland Planning and Zoning Commission. Mr. Rudy is also a retired Chief of the local Volunteer Fire Department from 35 years of service.

Marisa A. Shockley has served as a member of the Advisory Council for the Corporation for the past two years. She has significant business experience through her service as the Vice President and Chief Financial Officer of Shockley Honda in Frederick, MD, an automobile dealership. She has served as the President of the Maryland School for the Deaf Foundation since 2004 and was the Chairman for the Maryland Auto Dealers’ Association from 2011 to 2013. She was also recognized as a TIME Quality Award regional finalist.

Richard G. Stanton has significant banking and business experience through 38 years of service with various financial institutions, including as past Chief Executive Officer of the Corporation. He has served as a Director of the Corporation and the Bank since 1985 and is very active in the Garrett County, Maryland community, a key market for the Corporation.

Robert G. Stuck has many years of business experience gained through his ownership and operation of Oakview Motors, Inc., an automobile dealership. He also brings local real estate knowledge to the Board through his service as a real estate agent for Long and Foster Realtors. Mr. Stuck has served as a Director of the Corporation and the Bank since 1995.

H. Andrew Walls, III has significant business experience gained as the owner and operator of Morgantown Printing & Binding, a large printing company, for 20 years. He is active in the Monongalia County, West Virginia community, one of the Corporation’s market areas. In addition to serving as a Director of the Corporation and the Bank since 2006, Mr. Walls has acquired director experience through his service on the boards of directors of the United Way, the Public Theatre, the Red Cross, and the Salvation Army.

CORPORATE GOVERNANCE MATTERS

Committees of the Board of Directors

The Board of Directors has an Audit Committee, an Asset and Liability Management Committee, an Executive Committee, a Strategic Planning Committee, a Compensation Committee, a Nominating and Governance Committee, and a Directors’ Risk and Compliance Committee. These committees are discussed below.

Audit Committee – The Audit Committee is separately-designated standing committee established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, John W. McCullough (Chairperson), Elaine L. McDonald, Gary R. Ruddell, Richard G. Stanton, and Robert G. Stuck. The committee is responsible for the hiring, setting of compensation and oversight of the Corporation’s independent registered public accounting firm, and it also assists the Board in monitoring the integrity of the financial statements, in monitoring the performance of the Corporation’s internal audit function, and in monitoring the Corporation’s compliance with legal and regulatory requirements. In carrying out its duties, the committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Board has determined that all audit committee members are financially literate and that Mrs. Burkey and Messrs. McCullough and Stanton each qualify as an “audit committee financial expert” as that term is defined by the Securities Exchange Commission (the “SEC”) in Item 407 of Regulation S-K. This committee met five times in 2014. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at www.mybank4.com.

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Asset and Liability Management Committee – The Asset and Liability Management Committee consists of John F. Barr, William B. Grant, Robert W. Kurtz, John W. McCullough, Donald E. Moran, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, Marisa A. Shockley, Richard G. Stanton, Robert G. Stuck and H. Andrew Walls, III. The committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans. This committee met four times in 2014.

Strategic Planning Committee – The Strategic Planning Committee consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, William B. Grant, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, Marisa A. Shockley, Richard G. Stanton, Robert G. Stuck and H. Andrew Walls, III. The committee focuses on long-term planning to insure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information and communications systems. This committee met two times in 2014.

Compensation Committee – The Compensation Committee, which met six times in 2014, consists of  M. Kathryn Burkey (Chairman), Robert W. Kurtz,  John W. McCullough, Elaine L. McDonald, Donald E. Moran, Marisa A. Shockley, Robert G. Stuck and H. Andrew Walls, III.  The committee is responsible for developing a compensation policy for the executive officers and for recommending to the Board, a compensation policy for the Directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans, and managing changes for executive compensation and recommending changes for Director compensation.  The committee determines executive compensation pursuant to the principles discussed below under the heading “REMUNERATION OF EXECUTIVE OFFICERS”.  The Board reviews and, where appropriate, approves or ratifies committee recommendations.  The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at www.mybank4.com.

Nominating and Governance Committee – The Nominating Committee consists of Brian R. Boal, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Marisa A. Shockley, Richard G. Stanton and Robert G. Stuck. The committee is responsible for developing qualification criteria for Directors, reviewing Director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become Directors, recommending to the Board those candidates who should be nominated to serve as Directors, and developing and recommending to the Board the Corporate Governance Guidelines applicable to the Corporation and its subsidiaries. This Committee met two times in 2014. The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at www.mybank4.com.

Directors’ Risk and Compliance Committee.  The Directors Risk and Compliance Committee consists of John F. Barr, Brian R. Boal, M. Kathryn Burkey, William B. Grant, Robert W. Kurtz, John W. McCullough, Donald E. Moran, Carissa L. Rodeheaver, Gary R. Ruddell, I. Robert Rudy, H. Andrew Walls, III and is responsible for reviewing the Bank’s overall risk profile including classified credits and management’s plans for those credits, reviewing and updating the Board regarding mandates imposed on the Corporation and the Bank by their regulators, and overseeing compliance with these mandates by the Corporation and the Bank.  The Committee is also responsible for reviewing outstanding audit issues as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  This Committee met seven times during 2014.

Director Independence

Pursuant to Rule 5605(b)(1) of The NASDAQ Stock Market Rules (the “NASDAQ Rules”), a majority of the Corporation’s Directors must be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The Corporation’s Board of Directors has determined that each of John F. Barr, Brian R. Boal, M. Kathryn Burkey, Robert W. Kurtz, John W. McCullough, Elaine L. McDonald, Donald E. Moran, Gary R. Ruddell, Marisa A. Shockley, Richard G. Stanton, and Robert G. Stuck is an “independent director”, and these independent Directors constitute a majority of the Corporation’s Board of Directors. Each of the members of the Compensation Committee and of the Nominating Committee is an “independent director”. Each member of the Audit Committee satisfies the independence requirements of NASDAQ Rule 5605(c)(2)(A). In making these independence determinations, the Board, in addition to the transactions described below under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”, considered the Bank’s purchase of goods from a retailer affiliated with Mrs. Burkey, and the fact that Mr. Kurtz served as an executive officer of the Corporation and the Bank until December 31, 2009.

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Board Leadership and Role in Risk Oversight

The Corporation is a one-bank holding company and the parent of the Bank, a $1.3 billion community bank serving four counties in Maryland and three counties in West Virginia. Since its inception in 1984, the Corporation has had three CEOs, and each of these CEOs also served as Chairman of the Board. The Corporation’s predecessor, First United Bank of Oakland, also employed this form of governance for a number of years.

In 2010, to help strengthen the Board’s oversight of corporate governance issues, the Board determined to appoint a Lead Director who is responsible for facilitating the resolution of issues relating to the performance of the Chairman and CEO and other members of management, or any other issue that a Director, an officer or an employee believes should be addressed by someone other than the Chairman and CEO. Because the Nominating Committee is charged with overseeing corporate governance matters, the Board believes that it would be most appropriate to appoint the Chairman of the Nominating Committee as the lead Director. Donald Moran is the current Chairman of the Nominating Committee and, thus, the Lead Director.

The Corporation has a well-developed and well-seasoned Board of Directors, comprised of the Chairman/CEO and 14 additional Directors, 13 of whom are “independent directors” as defined by the NASDAQ Rules.

The Board believes that the Corporation has been well-served by this form of leadership. By having one person serve as both Chairman and CEO, the Board believes that the Corporation demonstrates to shareholders, customers, employees, vendors, regulators, and other stakeholders that we are under strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading the Corporation. The Board believes this structure reduces the potential for confusion or duplication of efforts and assures clarity of leadership.

The Board believes that such a structure is viable when reinforced with a strong, competent and independent Board of Directors and the leadership and oversight of a Lead Director, as is the case with the Corporation. As noted above, 13 of the 15 Directors are independent. The Board believes that this high percentage of independence, coupled with the fact that only two Directors – Mr. Grant (the Chairman/CEO) and Mrs. Rodeheaver (the CFO) – are employed by the Corporation, assures an objective and shareholder-based view of the Corporation’s operations.

Of these independent directors, five members qualify as “audit committee financial experts” as defined by rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. While the credentials of the entire Board are noted elsewhere, it is worth illustrating the credentials of these five members that make them eligible for this distinction:

1.	Brian R. Boal – Mr. Boal has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 13 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

2.	M. Kathryn Burkey – Mrs. Burkey is a practicing Certified Public Accountant, with significant experience in audit. She has also served as chair of the board of Western Maryland Health System, and is the past president of the Maryland Associates of CPAs.

3.	Robert W. Kurtz – Mr. Kurtz retired from the Corporation and the Bank in December 2009, after nearly four decades of service. For several years prior to his retirement, Mr. Kurtz served as President & Chief Risk Officer of the Corporation and the Bank.

4.	John W. McCullough – Mr. McCullough is a retired partner of the accounting firm Ernst & Young, LLP. During a significant portion of his career, Mr. McCullough was heavily engaged in the audit of financial institutions. Mr. McCullough serves as the Chair of the Corporation’s Audit Committee.

5.	Richard G. Stanton – Prior to his retirement in 1996, Mr. Stanton served as Chairman and CEO of the Corporation. Since that time, he has remained on the Board of Directors, where he serves on numerous committees.

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In an effort to hone their skills, and to assure their continued independence, members of the Board of Directors undertake regular training. A number of methods are employed to provide in-depth training. On frequent occasions, internal training is provided to familiarize the Board with regulatory requirements imposed on financial institutions by applicable laws such as the Bank Secrecy Act and the Community Reinvestment Act. Periodically, Directors attend seminars related to banking issues, which offer them the additional benefit of meeting with directors of other financial institutions. All Directors have direct access to the American Bankers Association which enables them to keep abreast of issues pertinent to the banking industry and to research banking materials. The Federal Reserve also has available a specific board education program which is periodically used for director training.

The strength of the Board, and a valuable counter balance to management, is found in the risk management practices employed by the Board, directly and through its various specialized committees and the Lead Director. The Board, as part of its oversight and governance functions, regularly reviews risks and appropriate modeling of Asset Liability Management, loan concentrations, liquidity, management succession and capital planning. Consistent with this, the Corporation was one of the early institutions in its market area to name a Chief Risk Officer, having done so in 2006. Further, in 2009, the Board created a special committee focused on the Corporation’s risk elements. This committee, which meets monthly, reviews classified credits and the appropriateness of management’s plans for those credits, and examines regulatory mandates and helps ensure that they are satisfied, and oversees the Corporation’s Enterprise Risk Management program.

To assist the Board with tracking and reviewing Board and Committee activities, all Directors have 24/7 access to all policies and reports, the minutes of every meeting of the Board and its committees over the last five years, and numerous other reports and models prepared by or for the Corporation.

To maintain a level of independence from management, the Board conducts regular executive sessions. These sessions are led by the independent Chair of the Corporation’s Nominating Committee, Donald Moran, who also serves as the Lead Director.

The governance of the Corporation through a combination of the Chairman and CEO is appropriate also in light of the strength and experience of the Chairman/CEO. Since its beginning, the Corporation has had very experienced individuals in this combined role. Courtney R. Tusing, the first to have the role, came to the Corporation with over 20 years of banking experience, the majority of which were with the Corporation. During his tenure, he also served as President of the Maryland Bankers Association. Richard G. Stanton held the position from 1987 to 1996. He had nearly three decades of experience prior to the position, and had served as Director for a number of years. During his tenure, he served on the Government Relations Committee of the American Bankers Association, which enabled him to help formulate banking policy. The Current Chairman and CEO has held the position since 1996, having joined the Board the year before. With now over 30 years of banking experience, he is past Chairman of the Maryland Bankers Association and is currently on the Board of Directors of the Baltimore Branch of the Federal Reserve Bank of Richmond as well as the America’s Community Bankers Council of the American Bankers Association.

In conclusion, the Board believes that a single leader, serving as Chairman and CEO, together with an overwhelmingly independent Board and a Lead Director, is the most appropriate leadership structure for the Corporation. The Board may, from time to time, review this structure under the guidance of the Nominating Committee, reporting up to the Board of Directors. The position is supported by academic research on board governance, which endorses such a structure so long as there exists an independent and well-seasoned board, which exists at the Corporation.1

Attendance at Board Meetings

The Board of Directors held 14 meetings in 2014. Each Director who served as such during 2014 attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

1 See The Harvard Law School Forum on Corporate Governance and Financial Regulation “Drafting Disclosure Relating to Board Leadership and Risk Oversight”, Posting by Jeffrey Stein, King & Spaulding,  January 3, 2010.

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Director Recommendations and Nominations

The Nominating Committee will from time to time review and consider candidates recommended by shareholders. Shareholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to: Carissa L. Rodeheaver, Corporate Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550; and must specify (i) the recommending shareholder’s contact information, (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; and (iv) the candidate’s written consent to be considered as a candidate. Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended. For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year.

Candidates may come to the attention of the Nominating Committee from current Directors, executive officers, shareholders, or other persons. The Nominating Committee does not have a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations. The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise, and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Corporation’s market areas are adequately represented by Board members. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

In 2003, the Corporation created an “Advisory Council” consisting of local business owners in each of the geographic regions that we serve. During 2014, the Advisory Council was restructured into five separate Advisory Groups representing each of our market areas. The Advisory Groups consist of business owners and key individuals within each local market area. The purpose of these Advisory Groups is to foster open discussions that will enable us to enhance our understanding of the difference in each of these markets and the financial needs of the customer base. The meetings are led by local Market Presidents and are also attended by members of the management team. These meetings include topics of discussion such as local market analysis, changes in the market, new products and services, customer engagement and customer experiences. These meetings also provide a sounding board for our marketing and advertising plans and provide great opportunities to network with local businesses. From time to time, promising Director candidates come to the attention of the Nominating Committee through their service on these Advisory Groups, although such service is not a requirement of being considered for nomination.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a Corporation shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a shareholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a shareholder will be approved by the Nominating Committee or nominated by the Board of Directors. A shareholder who is entitled to vote for the election of Directors and who desires to nominate a candidate for election to be voted on at a Meeting of Shareholders may do so only in accordance with Section 4 of Article II of the Corporation’s Amended and Restated Bylaws, which provides that a shareholder may nominate a Director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of shareholders called for the election of Directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Shareholders for the preceding year. Such notice shall contain the following information to the extent known by the notifying shareholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the Corporation owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Corporation owned by the notifying shareholder; (vi) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for Director; and (vii) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee.

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Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors, including the non-employee Directors, by sending a letter to First United Corporation Board of Directors, c/o Carissa L. Rodeheaver, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland, 21550. The Secretary will deliver all shareholder communications directly to the Board of Directors for consideration.

The Corporation believes that the Annual Meeting of Shareholders is an opportunity for shareholders to communicate directly with Directors and, accordingly, expects that all Directors will attend each Annual Meeting of Shareholders. If you would like an opportunity to discuss issues directly with our Directors, please consider attending this year’s Annual Meeting of Shareholders. The 2014 Annual Meeting of Shareholders was attended by 12 persons who served on the Board of Directors as of the date of that meeting.

Family Relationships Among Directors, Nominees and Executive Officers

Director I. Robert Rudy and Jeannette R. Fitzwater, a Senior Vice President of the Bank, are siblings. Director Brian R. Boal is the nephew of director Robert W. Kurtz.

DIRECTOR COMPENSATION

The following table provides information about compensation paid to or earned by the Corporation’s Directors during 2014 that were not also “named executive officers” (as defined below in the section entitled “REMUNERATION OF EXECUTIVE OFFICERS”). The amounts set forth below include the compensation paid by both the Corporation and the Bank for service on their respective boards of directors.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	All other compensation ($)(2)	Total ($)
John F. Barr	13,208	18,772	-	31,980
Brian R. Boal	21,000	8,780	-	29,780
David J. Beachy	4,500	-	-	4,500
M. Kathryn Burkey	32,000	8,780	-	40,780
Paul Cox, Jr.	6,400	-	200	6,600
Robert W. Kurtz	28,800	8,780	-	37,580
John W. McCullough	25,008	18,772	-	43,780
Elaine L. McDonald	29,200	8,780	-	37,980
Donald E. Moran	20,408	18,772	-	39,180
Gary R. Ruddell	29,800	8,780	-	38,580
I. Robert Rudy	26,700	8,780	-	35,480
Marisa A. Shockley	21,000	8,780	-	29,780
Richard G. Stanton	24,407	10,773	-	35,180
Robert G. Stuck	29,600	8,780	-	38,380
H. Andrew Walls, III	18,808	18,772	-	37,580

Notes:

(1)	Amounts in this column represent the grant date fair value of fully-vested shares of Common Stock granted in 2014 computed in accordance with FASB ASC Topic 718, “Accounting for Share-based Payments”. See Note 1 to the consolidated audited financial statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. In 2014, each Director who was not an employee of the Corporation or the Bank (a “Non-Employee Director”) received 1,000 shares of Common Stock having a grant date fair value of $8,780. In addition, each of Messrs. Barr, McCullough, Moran and Walls elected to receive 1,138 shares of Common Stock, having a grant date fair value of $9,992, in lieu of that amount of his annual cash retainer, and Mr. Stanton elected to receive 227 shares of Common Stock, having a grant date fair value of $1,993, in lieu that amount of his cash retainer.
(2)	Certain Directors are required to travel significantly greater distances than others to attend Board and committee meetings. The amounts shown include a travel allowance paid to these Directors.

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The Compensation Committee of the Board of Directors is responsible for evaluating and recommending Director compensation to the Board for approval. In evaluating Director compensation, the Compensation Committee considers the legal responsibilities that Directors owe to the Corporation and its shareholders in connection with their service on the Board and/or a committee of the Board, and the risks to the Directors associated with their service, and reviews the fees and benefits paid to directors of similar institutions in and around the Corporation’s market areas. The Compensation Committee’s current Director compensation arrangement contemplates a mix of cash and equity awards, as discussed below.

Effective May 2014, each Non-Employee Director received a cash retainer of $10,000, a grant under the Corporation’s 2006 Omnibus Equity Compensation Plan (the “Omnibus Plan”) of 1,000 fully-vested shares of Common Stock, and a combined cash fee of $800 for each meeting of the Corporation’s and/or Bank’s Board of Directors that he or she attended. Directors who served on the Audit Committee, Compensation Committee and/or Nominating Committee of the Corporation’s Board also received a cash fee of $400 for each committee meeting that they attended, and Directors who served on the Executive Committee, Asset and Liability Management Committee and/or Strategic Planning Committee of the Corporation’s Board also received a cash fee of $300 for each committee meeting that they attended. The Chairperson of each of the Audit Committee (Mr. McCullough), Compensation Committee (Mrs. Burkey) and Nominating Committee (Mr. Moran) received an additional annual cash retainer of $2,500. All Directors of the Corporation’s Board also served on the board of directors of the Bank and received cash in the amount of $300 for attending each meeting of a committee of the Bank board on which they served.

Non-Employee Directors may elect to receive some or all of their cash retainers in shares of Common Stock. Shares paid in lieu of cash retainers are issued under the Omnibus Plan and the number of shares paid is determined by dividing the portion of the cash retainer to be paid in stock by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The NASDAQ Stock Market. Beginning in May 2014, the annual grant of stock was set at 1,000 shares, and effective for meetings in 2014, the separate cash fees for attending meetings of the Corporation’s Board and the Bank’s board was combined into one $800 cash fee.

All Directors are permitted to participate in the Corporation’s Amended and Restated Executive and Director Deferred Compensation Plan (the "Deferred Compensation Plan"). The material terms of the Deferred Compensation Plan are discussed below under the heading "REMUNERATION OF EXECUTIVE OFFICERS".

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AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2014 with the Corporation’s management; (ii) discussed with Baker Tilly Virchow Krause, LLP, the Corporation’s independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly Virchow Krause, LLP’s communications with the Audit Committee concerning its independence, and discussed with Baker Tilly Virchow Krause, LLP its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2014 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

By:	AUDIT COMMITTEE

John F. Barr
Brian R. Boal
M. Kathryn Burkey
John W. McCullough
Elaine L. McDonald
Gary R. Ruddell
Richard G. Stanton
Robert G. Stuck

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below. All officers are elected annually by the Corporation’s Board of Directors and hold office at its pleasure.

William B. Grant, age 61, serves as Chairman of the Board and CEO of both the Corporation and the Bank. Mr. Grant has been Chairman of the Board and CEO since 1996 and served as President between December 16, 2009 and November 28, 2012. Prior to holding these positions, he served as Secretary of the Corporation and the Bank and as Executive Vice President of the Bank.

Carissa L. Rodeheaver, age 49, serves as the President, CFO, Secretary and Treasurer of the Corporation and the Bank. She was appointed to the offices of President on November 28, 2012, CFO on January 1, 2006, and Treasurer and Secretary on December 16, 2009. Between March 19, 2008 and her appointment as President, Mrs. Rodeheaver served as Executive Vice President of the Bank. Prior to these times, Mrs. Rodeheaver served as Trust Officer of the Bank from 1992 to 2000, as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004, and as Vice President and Assistant CFO of the Corporation from 2004 to December 31, 2005. She is a Certified Public Accountant.

Information about the Bank’s executive officers, other than Mr. Grant and Mrs. Rodeheaver, is set forth below. All officers are elected annually by the Bank’s Board of Directors and hold office at its pleasure.

Robin M. Murray, age 56, serves as Senior Vice President and Director of Retail Banking.  Mrs. Murray was appointed to this position in 2006. From 2003 until 2006, she served as the Bank’s Senior Vice President of Marketing and Retail Sales and as Vice President of Marketing and Retail Services Manager from 1998 to 2003.

Robert L. Fisher, II, age 46, serves as Senior Vice President and Chief Lending Officer. Mr. Fisher has been employed by the corporation since September 2013. Mr. Fisher has over 20 years of experience in the banking industry with the majority of his experience based in commercial banking. Most recently, Mr. Fisher held the position of Regional President at a bank in the Mid-Atlantic region.

Jeannette R. Fitzwater, age 54, serves as Senior Vice President and Director of Corporate Services.  Mrs. Fitzwater was appointed to this position in 2009.  Prior to this time, she served as Senior Vice President & Director of Human Resources from 1997 to 2009, and as First Vice President, Director of Marketing, and Regional Sales Manager of the Bank from 1994 to 1997.

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Jason Rush, age 43, serves as a Senior Vice President and Chief Risk Officer and Director of Operations & Support.  Mr. Rush has been employed by the First United organization since October 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.  Mr. Rush also serves as the Treasurer of Rush Services, Inc., a family-owned business in which he has a fifty percent ownership interest.  He also participates with his brother in farming and land investment.

Keith R. Sanders, age 45, serves as Senior Vice President and Senior Trust Officer. Mr. Sanders has been employed by the Corporation since August 2002. He served as Senior Trust Sales Officer from August 2002 until December 2005, and as Senior Trust/Investment Sales Manager from January 2006 until October 2011. He was named First Vice President and Senior Trust Officer on November 1, 2011 and Senior Vice President and Senior Trust Officer on May 22, 2013.

REMUNERATION OF EXECUTIVE OFFICERS

All of the Corporation’s executive officers are also executive officers of the Bank. Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective executive officers, but, where appropriate, most of these plans and arrangements are structured to apply to executive officers of the consolidated group.

The following table sets forth, for each of the last two calendar years (which were also the Corporation’s last two fiscal years), the total remuneration awarded to, earned by, or paid to (i) the Corporation’s CEO, (ii) the Corporation’s two most highly compensated executive officers other than the CEO who were serving as such as of December 31, 2014 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2014, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Corporation as of December 31, 2014 (the CEO and such other persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Bank who performs a policy making function for the Corporation. In calendar years 2014 and 2013, executive compensation included annual base salary and income related to certain employee benefit plans, and the table that follows reflects compensation paid by both the Corporation and the Bank.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
William B. Grant, Chairman & CEO of the Corporation and the Bank (1)	2014	297,815	-	10,173	307,988
	2013	280,000	-	12,132	292,132

Carissa L. Rodeheaver, President & CFO of the Corporation and the Bank (1)	2014	220,028	-	8,259	228,287
	2013	202,338	-	7,586	209,413

Keith R. Sanders, Senior Vice President / Senior Trust Officer of the Bank	2014	168,750	-	6,441	175,191
	2013	163,275	-	6,057	169,332

Notes:

(1)	Mr. Grant and Mrs. Rodeheaver also serve as Directors of the Corporation and of the Bank but receive no separate remuneration for such service.
(2)	Amounts include premiums related to bank-owned life insurance policies (see “Split Dollar Life Insurance Arrangements”, below) and group term life insurance available to all employees, matching contributions to the 401(k) Profit Sharing Plan and non-elective contributions to the 401(k) Profit Sharing Plan for all employees other than participants in the Bank’s Amended and Restated Supplemental Executive Retirement Plan (the “SERP”). The aggregate dollar value of premiums related to the bank-owned life insurance policies and the group life insurance program is as follows: Mr. Grant, $1,073 for 2014 and $3,207 for 2013; Mrs. Rodeheaver, $540 for 2014 and $487 for; and Mr. Sanders, $517 for 2014 and $331for 2013. Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan are as follows: Mr. Grant, $9,100 for 2014 and $8,925 for 2013 ;Mrs. Rodeheaver, $7,719 for 2014 and $7,099 for 2013; and Mr. Sanders, $5,924 for 2014 and $5,726 for 2013. Non-elective contributions to the 401(k) Profit Sharing Plan are as follows: Mr. Sanders, $7,362 for 2013.

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Overview of Compensation Philosophy and Objectives

The Compensation Committee of the Corporation’s Board of Directors is responsible for overseeing and administering the Corporation’s employee benefit plans and policies, and for annually reviewing and approving all compensation decisions relating to the executive officers, including the named executive officers. The Compensation Committee of the Bank’s Board of Directors has identical responsibilities with respect to executive officers of the Bank. Both Compensation Committees are made of the same directors. The Compensation Committee submits its decisions regarding compensation to the independent Directors of the Board. The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

The Compensation Committee is composed of at least three Directors who are determined to be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2). The members of the Compensation Committee are appointed each year by the Board of Directors, after considering the recommendations and views of the CEO. Eight members of the Corporation’s Board of Directors serve on the Compensation Committee, each of whom is an “independent director”. The Chair of the Compensation Committee reports to the Corporation’s Board regarding all committee actions.

The Compensation Committee recognizes the importance of balancing the need to attract and retain qualified executive officers with the need to maintain sound principles for the development and administration of compensation and benefit programs. The Compensation Committee has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Corporation maintains strong links between executive pay and performance. Examples of procedures and actions that the Compensation Committee utilized in 2014 include:

•	Incorporating executive sessions (without management present) into all Compensation Committee meetings;

•	Using an independent compensation consultant to advise on executive compensation issues;

•	Reviewing elements and amounts of executive compensation paid by competitors, including peer group performance and the impact of such performance on executive compensation;

•	When it deems appropriate, realigning the Corporation’s compensation structure in light of its peer group reviews;

•	Review and approve annual performance reviews for all executive officers; and

•	Conducting semi-annual reviews of all compensation and incentive plans for appropriate corporate strategic alignment and avoidance of excessive or unnecessary risk-taking by executive officers.

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The Compensation Committee believes that the compensation paid to executive officers should be closely tied to the Corporation’s performance on both a short-term basis and a long-term basis. Overall, the Compensation Committee believes that a performance-based compensation program can assist the Corporation in attracting, motivating and retaining the quality executives critical to long-term success. Accordingly, when and to the extent permitted by law, the Compensation Committee’s seeks to structure executive compensation programs so that they are focused on enhancing overall financial performance.

Prior to the Corporation’s 2009 participation in the Troubled Asset Relief Program Capital Purchase Program (“TARP”) of the United States Department of the Treasury (the “Treasury”), this objective was accomplished through the grant of cash award opportunities under the Corporation’s short-term incentive plan, known as the Executive Pay for Performance Plan (the “EPP Plan”), and the grant of equity award opportunities under the Corporation’s Long-Term Incentive Compensation Plan (the “LTIP”), which is a sub-plan of the Omnibus Plan. The Treasury’s regulations governing executive compensation of TARP participants prohibited various types of compensation, including cash bonuses and stock awards that did not satisfy certain conditions. Thus, since 2009, the Corporation has not been able to award most forms of performance-based compensation to its senior executive officers, including the named executive officers. See the discussion below under the heading “Impact of Recent Legislation on Executive Compensation” for further information. These restrictions terminated on December 4, 2014 when the Treasury sold all of its shares of the Series A Preferred Stock to third-party investors.

For 2014, due to the limitations discussed above, executive compensation consisted primarily of base salary, which is targeted to recognize each executive officer’s performance and contributions to success in light of salary standards in the marketplace.

In setting the CEO’s compensation, the Compensation Committee meets with the CEO to discuss his performance and compensation package. Decisions regarding his package are based upon the Compensation Committee’s independent deliberations and input from the Committee’s compensation consultant, if one is engaged for that purpose. In setting compensation for other executive officers, the Compensation Committee considers the CEO’s recommendations, as well as any requested input and data from the CFO, Human Resources Department and outside consultants and advisors. The Compensation Committee occasionally requests one or more members of senior management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Only Compensation Committee members are allowed to vote on decisions regarding executive compensation, and only during its executive sessions.

In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package. The Compensation Committee also examines all incentive compensation plans at least semi-annually to insure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value.

Employment Arrangements

All of the named executive officers are employed on an at-will basis and are not parties to any written employment agreement with the Corporation or the Bank.

In addition to base salaries paid in 2014, the named executive officers’ employment arrangements make them eligible to receive benefits under and/or participate in the 401(k) Profit Sharing Plan, the Pension Plan, the Split Dollar Life Insurance arrangements, the Deferred Compensation Plan, and, except for Mr. Sanders, the SERP. The material terms of these plans and arrangements and the compensation and benefits available thereunder are discussed below. In addition, all executive officers are entitled to employee benefits that the Corporation makes available to all eligible employees generally, including health, dental and vision insurance, long-term disability insurance, and group term life insurance. Mr. Grant is also provided with the use of employer-owned automobiles.

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In 2007, the Corporation adopted a plan that provides for cash payments and employee benefits continuation to executive officers if they experience a separation from service in connection with a change in control of the Corporation, known as the Change in Control Severance Plan (the “Severance Plan”), and it has entered into change in control severance agreements under the Severance Plan (each, a “Severance Agreement”) with certain executive officers, including Mr. Grant and Mrs. Rodeheaver. During 2014, because of its participation in TARP, the Corporation was prohibited from paying any benefits under the Severance Plan. As noted above, this restriction was lifted on December 4, 2014 when the Treasury sold all of its shares of the Series A Preferred Stock.

The Compensation Committee has set the following base salaries for 2015, which are subject to review and adjustment by the Compensation Committee: Mr. Grant, $305,000; Mrs. Rodeheaver, $250,000; and Mr. Sanders, $180,000.

401(k) Profit Sharing Plan

In furtherance of the Corporation’s belief that every employee should have the ability to accrue retirement benefits, the Corporation adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers. Employees are automatically entered in the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries. Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants. The Corporation believes that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future. Beginning with the 2008 plan year, the Corporation enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction. This match is accrued for all Participants, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment. The employee must be a plan participant and be actively employed on the last day of the plan year to share in the employer matching contribution, except in the case of death, disability or retirement of the participant. Additionally, the Corporation accrued a non-elective employer contribution during 2014 for all employees other than employees who participate in the SERP and those employees meeting the age plus service requirement in the Pension Plan equal to; 4.5% of each employee’s salary, hired prior to January 1, 2010; and 4% of each employee’s salary hired since January 1, 2010, which will be paid in the first quarter of 2015.

Pension Plan

Prior to 2010, all employees were eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21. Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation. Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service. A year of service is defined as working at least 1,000 hours in a plan year. Effective April 30, 2010, the plan was amended, resulting in a “soft freeze”, the effect of which prohibits new entrants into the plan and ceases crediting of additional years of service, after that date. Effective January 1, 2013, the plan was amended to unfreeze the plan for those employees for whom the sum of (i) their ages, at their closest birthday, plus (ii) years of service for vesting purposes equal 80 or greater. The “soft freeze” continues to apply to all other plan participants.

Supplemental Executive Retirement Plan (SERP)

The Bank adopted and designed the SERP so that executives could reach a targeted retirement income. The SERP is available only to a select group of management or highly compensated employees, including Mr. Grant and Mrs. Rodeheaver. Mr. Sanders does not participate in the SERP. The SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits. In connection with the adoption of the Severance Plan, the Compensation Committee decided to credit participants with 24 years of service, regardless of actual years of service, to minimize certain income taxes that could be imposed under Section 280G of the Internal Revenue Code (the “Code”) upon a separation from service. In the event a SERP participant voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination. Future participants in the plan, if any, will be credited with actual years of service. On January 5, 2015, the Corporation and Mr. Grant entered into a Second Amendment to Agreement Under the First United Corporation Change in Control Severance plan (the “Second Amendment”) to align Mr. Grant’s rights and benefits under the Severance Plan, as amended to date, with those of the other officers with whom the Corporation has entered into severance agreements under the Severance Plan. The Second Amendment eliminates the Corporation’s obligation to make a tax gross-up payment to Mr. Grant, and, in addition, requires a reduction in the benefits payable to Mr. Grant under his severance agreement to the extent necessary to avoid the imposition of such excise tax.

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The SERP benefit is equal to 2.5% of the executive’s Final Pay for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay. The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage service. The SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, it would be appropriate to measure SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan. Accordingly, the SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant. For purposes of the SERP, “Final Pay” means the average of the three highest amounts of annual cash compensation actually paid to the Participant over the five years preceding the year in which the Participant’s Separation from Service occurs. For purposes of the foregoing, “cash compensation” means annual base salary plus any cash bonus or cash incentive compensation actually paid to the Participant as remuneration for services rendered to the Bank in a particular calendar year, and excludes imputed income, Bank contributions and any other income related to or benefit paid under any insurance policy, retirement plan or other employee benefit plan or arrangement.

The normal retirement SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the SERP) after attaining age 60 and providing at least 10 years of service. Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a lifetime annuity, a 10-year guaranteed payment lifetime annuity, a 50% joint and survivor annuity, a 75% joint and survivor annuity, or a 100% joint and survivor annuity. Annuity payments will be made on a monthly basis and are subject to actuarial adjustments. Payments under a lifetime annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins. Payments under any form of annuity other than a lifetime annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan. If a participant fails to make an election, he or she will receive the benefit as a lifetime annuity.

A participant vests in his or her accrued normal retirement SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the SERP), and upon the participant’s death. Upon a Separation from Service following a Change in Control (as defined in the SERP) and a subsequent Triggering Event (as defined in the SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s SERP benefit will begin following the participant’s Normal Retirement. If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued SERP benefit. If the participant suffers a Separation from Service other than due to “Cause” (as defined in the SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected. If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60. If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all SERP benefits if he or she is terminated for Cause (as defined in the SERP). In addition, each participant has agreed that the receipt of any SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services for twelve months after his or her Separation from Service. Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event. If a participant breaches any of these conditions, then he or she is obligated to return all SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

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The amounts that could be paid to Mr. Grant and Mrs. Rodeheaver under the SERP upon a separation from service are shown below in the table contained in the section entitled “Benefits Upon a Separation from Service”.

Split Dollar Life Insurance Arrangements

The Bank purchased BOLI policies in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, $2.8 million in 2006 and $10 million in 2009 to help offset the costs of providing benefits under all benefit plans and arrangements. The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.

Because the Compensation Committee believes that it is important to reward officers for their loyalty and service, the Corporation has agreed, pursuant to Endorsement Split Dollar Agreements, to assign a portion of the cash benefits payable under these BOLI policies to the executive officers’ named beneficiaries in the event they die while employed. Participation under the Split-Dollar Life Insurance arrangements can be terminated for any reason, at any time, by either the Bank or the covered officer. The Bank terminates each covered officer’s participation when his or her employment is terminated. The current death benefits payable to the beneficiaries of the named executive officers under these arrangements are shown below in the table contained in the section entitled “Benefits Upon a Separation from Service”.

Deferred Compensation Plan

The Corporation’s directors and those executives selected by the Compensation Committee are permitted to participate in the Deferred Compensation Plan. Each of the named executive officers is entitled to participate. The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year. The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Investment Committee of the Bank’s Trust Department. Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account. Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes. As of December 31, 2014, the Corporation had not made any discretionary contributions to the Employer Account.

A participant is at all times 100% vested in his or her Deferral Account. The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion. Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board of Directors) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan). Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Rabbi Trust in their sole and absolute discretion and applicable law. If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation. The participant may choose whether his or her account balances are to be distributed in one lump sum or in ten equal annual installments. If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment. If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

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If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability. If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant. Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment.

The Deferred Compensation Plan provides for limited distributions in the event of certain financial hardships.

The Corporation did not make any discretionary contributions for the benefit of any named executive officer in 2014. Only Mr. Grant realized earnings in 2014 under the Deferred Compensation Plan ($7,246). This amount is not included in the Summary Compensation Table because such earnings do not represent above-market earnings or preferential dividends.

On January 9, 2015, the Corporation and Mr. Sanders entered into a participation agreement under the Deferred Compensation Plan styled as a SERP Alternative Participation Agreement (the “Participation Agreement”), pursuant to which the Corporation agreed, for each Plan Year (as defined in the Deferred Compensation Plan) in which it determines that it has been Profitable (as defined in the Participation Agreement), to make a discretionary contribution to Mr. Sander’s Employer Account in an amount equal to 15% of Mr. Sander’s base salary for such Plan Year, with the first Plan Year being the year ending December 31, 2015. Mr. Sanders could potentially receive an Employer Contribution Credit of $27,000 for the current Plan Year. The Participation Agreement provides that Mr. Sanders will become 100% vested in the amount maintained in his Employer Account upon the earliest to occur of the following events: (i) his Normal Retirement (as defined in the Participation Agreement); (ii) his Separation from Service (as defined in the Participation Agreement) following a Change of Control (as defined in the Deferred Compensation Plan) and subsequent Triggering Event (as defined in the Participation Agreement); (iii) his Separation from Service due to a Disability (as defined in the Participation Agreement); (iv) with respect to a particular award of Employer Contribution Credits, his completion of two consecutive Years of Service (as defined in the Participation Agreement) immediately following the Plan Year for which such award was made; or (v) his death. Notwithstanding the foregoing, however, Mr. Sanders will lose his entitlement to the amount maintained in his Employer Account in the event his employment is terminated for Cause (as defined in the Participation Agreement). In addition, the Participation Agreement conditions Mr. Sander’s entitlement to the amounts held in his Employer Account on his (a) refraining from engaging in Competitive Employment (as defined in the Participation Agreement) for three years following his Separation from Service, (b) refraining from injurious disclosure of confidential information concerning the Corporation, and (c) remaining available, at the Corporation’s reasonable request, to provide at least six hours of transition services per month for 12 months following his Separation from Service (except in the case of death or Disability), except that only item (b) will apply in the event of a Separation from Service following a Change of Control and subsequent Triggering Event. In the event that Mr. Sanders violates any of those conditions, he will forfeit all then-unpaid amounts in his Employer Account and be obligated to reimburse the Corporation for all amounts theretofore paid to him, plus interest thereon at the rate of 10% per year.

Benefits upon a Separation from Service

As noted above, the Corporation has entered into Severance Agreements with Mr. Grant and Mrs. Rodeheaver, but the Corporation was not permitted to make any payments under these Severance Agreements until December 4, 2014 when the Treasury sold all of its shares of the Series A Preferred Stock. On January 9, 2015, the Corporation entered into a Severance Agreement with Mr. Sanders.

The Corporation’s obligations under the Severance Agreements would be triggered if the participating executive officer’s employment wee to be terminated by the Corporation without Cause (as defined in the Severance Agreement) or by the executive for Good Reason (as defined in the Severance Agreement) during the period commencing on the date that is 90 days before a Change in Control (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”). In such case, the executive officer would be entitled to receive a lump sum cash payment equal to two times his or her Final Pay (as defined in the Severance Agreement), the immediate vesting of all equity-based compensation awards that have been granted to the executive, continued coverage for 24 months under the Corporation’s group health and dental plan (or, if the executive is not eligible for such coverage, a monthly cash payment equal to the monthly premium for a similar policy), and outplacement services for up to 12 months.

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Each of the Severance Agreements provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs.

Each Severance Agreement has a one-year term, which automatically renews for additional one-year terms unless the Corporation provides the participant with six months’ prior notice of its intention not to renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.

The table that follows shows the estimated present value of benefits that could have been paid to the named executive officers as of December 31, 2014 under the Severance Plan, the SERP and the Split Dollar Life Insurance Arrangements upon a separation from service, assuming that the Corporation was not subject to the executive compensation restrictions imposed under TARP during 2014. As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the Split Dollar Life Insurance arrangements described above) if they suffer a separation from service other than for cause. No SERP benefits are payable if a participant’s separation from service was for cause. Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60 for the SERP Plan. The table does not include the amount that could be paid to Mr. Sander under his Participation Agreement, as this agreement did not become effective until January 9, 2015.

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Benefits Payable Upon a Termination of Employment

Name	Reason for Termination	Severance Plan Cash Benefit ($)	Severance Plan Benefit Continuation ($)(1)(1)	Estimated SERP Benefit ($)(2)	Estimated Split-Dollar Benefit ($)	Total ($)
Mr. Grant	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	610,000	21,117	924,680	-	1,555,797

	Death	-	-	899,680	25,000	924,680

	Voluntary termination without good reason	-	-	924,680	-	924,680

Mrs. Rodeheaver	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	500,000	28,240	322,823	-	851,063

	Death	-	-	297,823	25,000	322,823

	Voluntary termination without good reason	-	-	322,823	-	322,823

Mr. Sanders	Change in control, disability, involuntary termination other than for cause, or voluntary termination for good reason	360,000	31,170	-	-	391,170

	Death	-	-	-	25,000	25,000

	Voluntary termination without good reason	-	-	-	-	-

Notes:

(1)	Amounts reflect the value of two years’ continued coverage under the Corporation’s benefit plans. Such amounts are calculated at current rates and current cost sharing formulas, as future costs are unknown.
(2)	The SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service. Accordingly, benefits shown for Mrs. Rodeheaver in connection with a voluntary termination without good reason are based on 23 actual years of service. Mr. Grant has over 24 actual years of service. Mr. Sanders is not a participant in the SERP Plan.

Role of Compensation Consultants

The Compensation Committee has the authority and resources necessary to engage independent consultants to provide assistance and direction with respect to executive compensation and benefits.

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In 2014, the Compensation Committee directly engaged the compensation consulting firm Pearl Meyer & Partners (PM&P”) to provide advice and information to facilitate the Committee’s deliberations. PM&P was purposed with: (i) confirming/validating the appropriateness of the Corporation’s executive and director compensation as compared to the market and the Corporation’s performance; (ii) providing a market-based framework for managing compensation and benefits prospectively; and (iii) providing feedback and guidance with respect to the Compensation Committee’s discussions about potential pay/benefit decisions and/or changes to the current compensation structure for 2014. The last full review of the Corporation’s executive and director compensation was conducted in 2008, also conducted by PM&P. Among other things, PM&P provided the Compensation Committee with a compensation survey of peer banks in Maryland, Pennsylvania, Virginia and West Virginia with assets of between one-half to two times the assets of the Corporation. PM&P conducted a high level update of this survey in 2012. PM&P also provided the Compensation Committee with information and advice regarding the Compensation Committee’s discussions and analysis of alternative solutions to the Company’s existing SERP Plan. The Compensation Committee has concluded that PM&P’s engagement did not raise any conflict of interest.

Impact of Recent Legislation on Executive Compensation

On January 30, 2009, the Corporation participated in TARP by selling shares of its Series A Preferred Stock to Treasury and issuing a 10-year common stock purchase warrant (the “Warrant”) to Treasury. As part of these transactions, the Corporation adopted the standards adopted by the Treasury under the Emergency Economic Stabilization Act (“EESA”) for executive compensation and corporate governance. On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “Recovery Act”) was signed into law, which, among other things, imposed additional restrictions on the payment of executive compensation by institutions that participate in TARP. These restrictions applied to the Corporation until December 3, 2014 when the Treasury sold all of its shares of the Series A Preferred Stock.

Treasury’s standards under EESA for executive compensation applied to the Corporation’s named executive officers and include: (i) a prohibition against incentive compensation plans and arrangements for named executive officers that encourage unnecessary and excessive risks that threaten the value of the Corporation; (ii) a claw-back requirement under which a named executive officer must repay any bonus or incentive compensation to the extent it is determined that such payment was based on materially inaccurate financial statements or other materially inaccurate performance metric criteria; (iii) a prohibition against making “golden parachute payments” to named executive officers; and (iv) a prohibition against claiming a deduction, for federal income tax purposes, for compensation paid to any of the named executive officers in excess of $500,000 per year.

In addition to continuing these restrictions and requirements, the Recovery Act also imposed several new standards, which include, among others: (i) a prohibition against the payment of bonuses, retention awards and other incentive compensation to the Corporation’s five most highly compensated employees, other than restricted stock grants in an amount not more than one-third of the employee’s total annual compensation that cannot fully vest during the Covered Period; (ii) a prohibition against making severance payments to any named executive officer or any of the Corporation’s next five most highly compensated employees; (iii) an expanded claw back requirement applicable to bonuses, retention awards, and incentive compensation to the extent it is determined that they were paid on the basis of materially inaccurate statements of earnings, revenues, gains or other criteria; (iv) prohibitions against compensation plans that encourage the manipulation of reported earnings; (v) a requirement that the compensation or similar committee of a TARP participant’s board of directors review previously-awarded bonuses, retention awards and other compensation if Treasury determines that they are not consistent with the purposes of TARP or are otherwise contrary to public interest, (vi) a requirement that a TARP participant’s board of directors establish a company-wide policy regarding “excessive or luxury expenditures”; and (vii) for TARP participants that are subject to the periodic and other reporting requirements of the Exchange Act, a requirement that shareholders be given the opportunity on an annual basis to approve or disapprove, by non-binding advisory vote, the compensation paid to the participant’s named executive officers as disclosed in the participant’s proxy statements or Annual Report on Form 10-K pursuant to Item 402 of the SEC’s Regulation S-K.

As discussed above, these prohibitions materially limited the Compensation Committee’s ability to tie executive compensation to the Corporation’s performance between 2009 and 2014. Each of the named executive officers is among the Corporations’ five most highly compensated employees.

In addition, the rules adopted in furtherance of EESA and the Recovery Act, required the Compensation Committee to periodically review the Corporation’s executive compensation programs to determine and address, if necessary, the risks inherent in those programs and to include certifications regarding the same in its report that appear in the Corporation’s proxy statements. The CEO and the CFO are required to make certain certifications in the Corporation’s Annual Reports on Form 10-K relating to the foregoing reviews and to the Corporation’s general compliance with the rules adopted in furtherance of TARP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, the Bank has had banking transactions in the ordinary course of its business with certain Directors and officers of the Corporation and with their affiliates. These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with person who are not related to the Bank.

In addition to the foregoing, Morgantown Printing & Binding, a corporation owned by Director H. Andrew Walls, III and a trust established for the benefit of his minor children, provides various printing services (marketing materials, account statements, and other routine items), document storage and warehouse services, and related services to the Corporation. Total fees paid by the Corporation to this corporation in 2014 and 2013 were $229,888 and $241,866, respectively. The Corporation has again retained Morgantown Printing & Binding to provide these services in 2015, for which it expects to pay approximately $250,000. Management believes that all of the foregoing transactions with this corporation are or will be on terms that are substantially similar to those that would be available if a person unrelated to the Corporation were to provide these services.

The Corporation and the Bank have adopted written policies and procedures to help ensure that the Corporation and the Bank comply with all legal requirements applicable to related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Corporation’s executive officers and Directors, and persons who beneficially own more than 10% of the Corporation’s Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC. Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that such persons timely filed all reports required to be filed by Section 16(a) during the year ended December 31, 2014.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On October 1, 2014, the Corporation was notified that the audit practice of ParenteBeard LLC (“ParenteBeard”), the Corporation’s then-current independent registered public accounting firm, was combined with Baker Tilly Virchow Krause, LLP (“Baker Tilly”) in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly either as employees or partners of Baker Tilly. On October 1, 2014, in connection with the foregoing combination, ParenteBeard resigned as the Company’s independent registered public accounting firm. On that same date, the Audit Committee of the Corporation’s Board of Directors engaged Baker Tilly to serve as the Corporation’s independent registered public accounting firm.

The reports of ParenteBeard on the Corporation’s financial statements for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and during the interim period from December 31, 2013 through October 1, 2014, there were no disagreements between the Corporation and ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to such disagreement in its reports on the financial statements for such years.

During the years ended December 31, 2013 and 2012, and during the interim period from December 31, 2013 through October 1, 2014, there were no events of the kinds listed in paragraphs (A) through (D) of Item 307(a)(1)(v) of the SEC’s Regulation S-K between the Corporation and ParenteBeard.

During the years ended December 31, 2013 and 2012, and during the interim period from December 31, 2013 through October 1, 2014, the Corporation did not consult with Baker Tilly, and Baker Tilly did not provide the Corporation with any written report or oral advice, regarding any of the matters described in Item 304(a)(2) of the SEC’s Regulation S-K.

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RATIFICATION OF APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

At the 2015 Annual Meeting, shareholders will also be asked to ratify the Audit Committee’s appointment of Baker Tilly to audit the books and accounts of the Corporation for the fiscal year ended December 31, 2015. Baker Tilly has served as the Corporation’s independent registered public accounting firm since October 1, 2014. Baker Tilly has advised the Corporation that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors. A representative of Baker Tilly is not expected to be present at the 2015 Annual Meeting of Shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Baker Tilly Virchow Krause, LLP as the Corporation’s independent registered public accounting firm for 2015.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Corporation in 2014 and 2013 for the audit and other services provided by Baker Tilly and its predecessor in interest, ParenteBeard, for those years:

	FY 2014	FY 2013
Audit Fees	$272,150	$270,647
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	42,223
Total	$272,150	$312,870

Audit Fees for 2014 and 2013 include fees associated with the annual audits, the reviews of the Corporation’s quarterly reports on Form 10-Q, and the attestation of management’s reports on internal control over financial reporting contained in the Annual Reports on Form 10-K for those years. Audit Fees for 2014 and 2013 also include fees associated with reviews of registration statements filed with the SEC by the Corporation. All Other Fees for 2013 include those fees associated with the professional services rendered for compliance with filing requirements with the SEC using Extensible Business Reporting Language (XBRL).

The Audit Committee has reviewed summaries of the services provided by Baker Tilly and the related fees and has determined that the provision of non-audit services was compatible with maintaining the independence of Baker Tilly.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2014 and 2013 services described above were pre-approved by the Audit Committee.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 3)

The Corporation is providing its shareholders with the opportunity to approve or disapprove the compensation paid to its named executive officers for 2014, as discussed in this Proxy Statement pursuant to Item 402 of the SEC’s Regulation S-K (commonly referred to as the “Say-on-Pay Vote”). Although this advisory vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board of Directors nevertheless believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Corporation’s executive compensation program.

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The Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Corporation’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “REMUNERATION OF EXECUTIVE OFFICERS” contains the information required by Item 402 of Regulation S-K with respect to the compensation paid to the named executive officers and discusses in detail the Corporation’s executive compensation program and the compensation that was earned by, awarded to or paid to the Corporation’s named executive officers for 2014.

At the 2015 Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of First United Corporation, as disclosed in its definitive proxy statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including in the section entitled “REMUNERATION OF EXECUTIVE OFFICERS”, is hereby approved.

Because this advisory vote relates to, and may impact, the Corporation’s executive compensation policies and practices, the Corporation’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

Please note that your vote is advisory, so it will not be binding upon the Board of Directors or its Compensation Committee, overrule any decision made by the Board of Directors or its Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or its Compensation Committee. The Board and/or the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors and its Compensation Committee believe that the Corporation’s compensation policies and procedures are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s performance during 2014.

The Board of Directors unanimously recommends that shareholders vote FOR adoption of the foregoing non-binding advisory resolution.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES (Proposal 5)

As discussed in Proposal 4, shareholders are being provided with the opportunity to approve, by advisory vote, the compensation paid to the Corporation’s named executive officers for 2014. This Proposal 5 affords shareholders the opportunity to recommend, by non-binding advisory vote, the frequency with which future Say-on-Pay Votes should be submitted to shareholders for consideration. Shareholders will be given the choice to recommend that future Say-on-Pay Votes be submitted for consideration every year, every two years or every three years.

The Board of Directors believes that shareholders should have the opportunity to express their views on the Corporation’s compensation program and policies for its named executive officers on an annual basis. The Board and its Compensation Committee, which administers the executive compensation program, value the opinions expressed by shareholders pursuant to Say-on-Pay Votes and will consider the outcome of those votes in making its annual decisions on executive compensation.

The recommendation, by advisory vote, regarding frequency with which future Say-on-Pay Votes should be presented to shareholders for consideration will be determined based on the option (every one year, two years or three years) that receives a majority of all votes cast at the Annual Meeting.

Because your vote on this Proposal 5 is advisory, it will not be binding on the Board of Directors or its Compensation Committee, overrule any decision made by the Board of Directors or its Compensation Committee, or create or imply any additional fiduciary duty by the Board of Directors or its Compensation Committee. The Board and/or the Compensation Committee may, however, take into account the outcome of the vote on this Proposal 5 when considering its policy on the frequency of future Say-on-Pay Votes.

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The Board recommends that stockholders vote to hold future Say-on-Pay Votes every 1 YEAR.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the shareholders at, the 2016 Annual Meeting of Shareholders must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than November 28, 2015 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2015 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 11, 2016 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

CARISSA L. RODEHEAVER
Secretary

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MyBank! FIRST UNITED

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2015.

Vote by Internet

- Go to **www.envisionreports.com/FUNC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends you vote FOR ALL NOMINEES.

	For	Withhold
01 - Robert W. Kurtz	☐	☐
02 - Elaine L. McDonald	☐	☐
03 - Gary R. Ruddell	☐	☐
04 - Carissa L. Rodeheaver	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote that future Say-on-Pay Votes be held every 1 year in the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To recommend, by non-binding advisory vote, the frequency of future Say-on-Pay Votes.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

0204LD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

MyBank! FIRST UNITED

Proxy — First United Corporation

Notice of 2015 Annual Meeting of Shareholders

Wisp Resort
296 Marsh Hill Road
McHenry, MD 21541

The undersigned hereby appoints Heather M. Broadwater and Helen M. Bittinger, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of First United Corporation to be held on Thursday, May 14, 2015, at 10:00 a.m. or at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THE PROXIES NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" IN PROPOSAL 2, "FOR" IN PROPOSAL 3, "FOR" EVERY "1 YEAR" IN PROPOSAL 4, AND IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING PURSUANT TO PROPOSAL 5.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.